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                                                               EXHIBIT 10.5 (ii)
                                 AMENDMENT NO. 1
                                     TO THE
                              DIEBOLD, INCORPORATED
                              AMENDED AND RESTATED
                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
                      -------------------------------------

           Diebold, Incorporated hereby amends the Amended and Restated Supplemental Employee Retirement Plan (which was last amended and restated effective January 1, 1994) (the "Plan") as hereinafter set forth. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

           Section (a) of Article XIII of the Plan is hereby amended to read as follows:

(a) FUNDING. The obligation of the Employers to pay Supplemental Retirement Benefits under the Plan constitutes the unsecured promise of the Employers to make payments from their general assets, and no Participant, Spouse or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Employers. With respect to the Supplemental Retirement Benefits under the Plan, each Participant, Spouse or Beneficiary shall have the status of a general unsecured creditor of the Participant's Employer. The Company shall establish a so-called "rabbi trust" to hold funds, stock or other securities to be used in payment of the obligations of the Employers under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain subject to the claims of the general creditors of the Company or any other Employer for which the Participant performs services. It is the intention of the Employers that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee or stockholder of the Company or any other Employer, or upon the Board, the Committee or any member thereof.


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                                       II.

           A new Article XIV is hereby added to the Plan to read as follows:

                                LUMP SUM PAYMENTS

(a) Notwithstanding any other provision of the Plan, but subject to the approval of the Committee as described in Section (b) of this Article, a Participant may elect to receive the benefits payable to him under the Plan, other than benefits payable pursuant to Article IX, in the form of a single lump sum payment. The lump sum payment described in the preceding sentence shall be calculated by converting the benefits otherwise payable to the Participant at the time such benefits are to commence into a lump sum amount of equivalent actuarial value when computed using the actuarial factors described in Section (c)(4) of Article XI of the Plan. A Participant who elects to receive a single lump sum payment pursuant to the second preceding sentence may further elect that, in the event that the Participant dies before receiving the single lump sum payment, benefits payable as a result of the Participant's death, other than benefits payable pursuant to Section (c)(1), (c)(2) or (c)(3) of Article XI of the Plan, shall be paid to the Participant's Spouse without taking into account the election made under the second preceding sentence. Any election by a Participant to receive benefits under the Plan in the form of a single lump sum payment shall be in writing on a form provided by the Company, which form shall be filed with the Company
           (a) prior to the Participant's termination of employment with the Employers because of involuntary termination of employment (including by reason of disability) or death or (b) at least 180 days prior to the Participant's voluntary termination of employment with the Employers. Subject to the approval of the Committee, any such election may be changed or revoked by the Participant at any time and from time to time by the filing of a later written election with the Company; provided that any election made less than 180 days prior to a Participant's voluntary termination of employment shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the Participant. The payment by the Employers of a lump sum amount to a Participant (or his or her Spouse, Beneficiary or estate) pursuant to this Section shall discharge all obligations of the Employers to such Participant (or his or her Spouse, Beneficiary or estate) under the Plan.



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(b)        Payment of benefits in the form of a single lump sum payment pursuant to the election of a Participant under this Article is subject to the approval of the Committee, which may, in its sole and absolute discretion, approve or withdraw its prior approval of such election at any time prior to the date the lump sum payment is actually paid to the Participant and instead require that benefits be paid in such other form as is permitted by the Plan.

                      Executed at North Canton, Ohio on this 9th day of April, 1998.


                                             DIEBOLD, INCORPORATED



                                             By:________________________________
                                                   Gerald F. Morris
                                                   Executive Vice President and
                                                   Chief Financial Officer